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                                                                 EXHIBIT 23(iii)

         We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-03811 of The Bank of New York Company, Inc. of our report dated February 26, 1996, incorporated by reference in the Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
January 30, 1998